Exhibit 10.6

FOURTH AMENDMENT TO CREDIT AGREEMENT AND REAFFIRMATION OF LOAN DOCUMENTS

This FOURTH AMENDMENT TO CREDIT AGREEMENT AND REAFFIRMATION OF LOAN DOCUMENTS, dated as of November 26, 2013 (this “Amendment”) is by and among Zoe’s Kitchen USA, LLC, a Delaware limited liability company (the “Borrower”), the other Persons party to the Credit Agreement described below as Credit Parties which are also party hereto, the various institutions party hereto as Lenders and General Electric Capital Corporation, a Delaware corporation, as Agent.

WITNESSETH:

WHEREAS, the Borrower, the other Credit Parties, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of September 23, 2011 (as the same has been and hereafter may further be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Borrower has requested certain additional Loans and other financial accommodations from Agent and the Lenders and certain modifications to the Credit Agreement; and

WHEREAS, in light of such requests, on the terms and subject to the conditions set forth herein, the Agent and the Lenders have agreed to make certain additional Loans and other financial accommodations to the Borrower and to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Amendments to Credit Agreement.  Effective as of the Effective Time (as defined below), the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.1 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

“1.1                         Amounts and Terms of Commitments.

(a)                                 The Term Loan. (i)  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Lenders previously made available to Borrower certain term loans, including the Restatement Effective Date Term Loan and the Third Amendment Term Loan, of which $23,750,000 remains outstanding as of the Fourth Amendment Effective Date.

(ii)                              Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein and in the Fourth Amendment, on the Fourth Amendment Effective Date, each Lender with a Fourth Amendment Term Loan Commitment severally and not jointly agrees to lend to the Borrower on the Fourth Amendment Effective Date, the amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Fourth Amendment Term Loan Commitment” (such amount being referred to herein as such Lender’s “Fourth Amendment Term Loan Commitment”). Amounts borrowed under this subsection 1.1(a)(ii) are referred to as the “Fourth Amendment Term Loan” and, together with the Restatement Effective Date Term Loan and the Third Amendment Effective Date Term Loan, are sometimes referred to herein, collectively, as the “Term Loan.”  No amount of the Term Loan which is repaid or prepaid may be reborrowed.  Each Lender shall be deemed to have assigned and/or purchased, as necessary, any and all amounts in respect of the Term Loan in order to accurately reflect its appropriate percentage of the outstanding Term Loan as set forth on Schedule 1.1(a).

(b)                                 The Revolving Credit.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Revolving Lender severally and not jointly agrees to make Loans to the Borrower (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Fourth Amendment Effective Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that, the Lenders shall be under no obligation to fund any requested Borrowing of Revolving Loans to the extent that such requested Borrowing, if funded, would cause the aggregate principal amount of all outstanding Revolving Loans to exceed the Maximum Revolving Loan Balance.  Each Lender shall be deemed to have assigned and/or purchased, as necessary, any and all amounts in respect of the Aggregate Revolving Loan Commitment in order to accurately reflect its appropriate percentage of the Aggregate Revolving Loan Commitment as set forth on Schedule 1.1(b).  Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(b) may be repaid and reborrowed from time to time.  The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

(x)                                 the product obtained by multiplying (A) EBITDA for the most recent thirteen (13) Fiscal Periods ended on or prior to the date of determination for which financial statements have been delivered, times (B) Applicable Multiple, minus (y) outstanding Senior Indebtedness (other than Revolving Loans) as of such date of determination, as calculated pursuant to the most recent Availability Certificate in effect from time to time, or

(y)                                 the Aggregate Revolving Loan Commitment then in effect.

If at any time the then-outstanding principal balance of Revolving Loans exceeds the Aggregate Revolving Loan Commitment then in effect, then the Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess.

The parties hereto acknowledge and agree that the aggregate outstanding principal amount of the Revolving Loans under the Credit Agreement and the Third Amendment immediately prior to the Fourth Amendment Effective Date is $13,000,000 all of which shall be voluntarily repaid by the Borrower in full on the Fourth Amendment Effective Date with the proceeds of the Fourth Amendment Term Loan.  After giving effect to such voluntary prepayment, but without giving effect to any Revolving Loan Borrowing on the Fourth Amendment Effective Date, the aggregate outstanding principal balance of Revolving Loans shall equal $0.

On each Revolving Loan Conversion Date, all Revolving Loans outstanding on such Revolving Loan Conversion Date will be automatically and without further action or consent of any kind be converted to a portion of the Term Loan and, upon such conversion, shall for all purposes hereunder constitute and be referred to as a portion of the Term Loan hereunder, without constituting a novation (each such portion of the Term Loan referred to herein at times as a “Converted Revolving Loan”); provided, however, no such conversion shall occur with respect to any calendar year if, at least thirty (30) days prior to the applicable Revolving Loan Conversion Date, Borrower has delivered to Agent an irrevocable written notice that Borrower will repay all outstanding Revolving Loans as of the scheduled date for repayment, and, on the date given in such notice (which shall be no later than fifteen (15) days prior to such Revolving Loan Conversion Date), the Borrower shall have repaid all of the outstanding Revolving Loans as of such repayment date.  On each Revolving Loan Conversion Date, the Aggregate Revolving Loan Commitment shall automatically be reduced by the aggregate principal amount of all Converted Revolving Loans converted into a portion of the Term Loan on such date.”

(b)                                 Section 1.8 of the Credit Agreement is hereby amended by deleting subsections (a) and (e) thereof in their entirety and substituting the following, respectively, therefor:

“(a)                           Scheduled Term Loan Payments.  The principal amount of the Term Loan shall be paid in installments on the dates below, in each case in an amount equal to the sum of (x) the aggregate amount of Converted Revolving Loan Installment Amounts with respect to each Converted Revolving Loan which was converted into a portion of the Term Loan at least one full Fiscal Quarter prior to such date, and (y) the respective amounts shown below:

Date of Payment	Amount of Term Loan Payment

December 31, 2013	$481,250

March 31, 2014	$481,250
June 30, 2014	$481,250
September 30, 2014	$481,250
December 31, 2014	$481,250

March 31, 2015	$481,250
June 30, 2015	$481,250
September 30, 2015	$481,250
December 31, 2015	$481,250

March 31, 2016	$481,250
June 30, 2016	$481,250
September 30, 2016	$481,250
December 31, 2016	$481,250

March 31, 2017	$481,250
June 30, 2017	$481,250
September 30, 2017	$481,250
November 29, 2017	$30,800,000

The final scheduled installment of the Term Loan shall, in any event, be in an amount equal to the entire remaining principal balance of the Term Loan.”

“(e)                            Excess Cash Flow.  Within five (5) days after the annual financial statements are required to be delivered pursuant to subsection 4.11(b) hereof, commencing with such annual financial statements for the Fiscal Year ending nearest December 31, 2014, the Borrower shall deliver to Agent a written calculation of Excess Cash Flow of the Credit Parties and their Subsidiaries for such Fiscal Year in the form of Exhibit 1.8(e) and certified as correct on behalf of the Credit Parties by a Responsible Officer of the Borrower and concurrently therewith shall deliver to Agent, for distribution to the Lenders, an amount equal to 50% of such Excess Cash Flow, for application to the Loans in accordance with the provisions of subsection 1.8(f) hereof.”

(c)                                  Section 1.10(c) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“(c)                            During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through sixth below.  Notwithstanding any provision herein to the contrary, all payments made by Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrower under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent and Lenders;

fourth, to payment of principal of the Obligations then due and payable, any Obligations under any Secured Rate Contract;

fifth, to payment of any other amounts owing constituting Obligations; and

sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above and (iii) no payments by a Guarantor and no proceeds of Collateral of a Guarantor shall be applied to Excluded Rate Contract Obligations of such Guarantor.

(d)                                 Section 1.12(b) of the Credit Agreement is hereby amended by deleting clause (vii) thereof in its entirety and substituting the following therefor:

“(vii)                     after giving pro forma effect to the funding of an Incremental Term Loan and the making of an Incremental Revolving Loan Commitment (in each case, determined as if such transactions had been consummated on the first day of the applicable measuring period), the ratio of (A) outstanding Senior Indebtedness as of such date of determination, to (B) EBITDA for the most recent thirteen (13) Fiscal Periods ended on or prior to the date of determination for which financial statements have been delivered, shall not exceed the Applicable Multiple; and”

(e)                                  Section 2.2 of the Credit Agreement is hereby amended by adding the following new subsection (e) thereto in appropriate alphabetic order:

“(e)                            after giving effect to any Loan, the Effective Leverage Ratio of Borrower and Subsidiary Guarantors for the most recently completed twelve month period for which financial statements have been delivered pursuant to

Section 4.11 hereof, does not exceed the maximum permitted Effective Leverage Ratio pursuant to Section 4.12 as of the last day of the most recently completed Fiscal Quarter.”

(f)                                   Section 4.11 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting the following therefor:

“(a)                           Monthly Reports.  Within 30 days following the end of each Fiscal Period (except in the case of financial statements delivered at the end of a Fiscal Period that is the end of a Fiscal Quarter of Borrower and the Subsidiary Guarantors, not later than forty-five (45) days after the end of such Fiscal Quarter), the consolidated balance sheet of Borrower and the Subsidiary Guarantors and related consolidated statements of income, retained earnings, and cash flow for such Fiscal Period, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis (along with a detailed summary of Borrower’s and the Subsidiary Guarantors’ same store sales which shall provide comparisons to the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis).  Such materials shall include, with respect to deliveries made with respect to the last month of any Fiscal Quarter, (i) a reasonably detailed schedule of intercompany loan balances and (ii) a reconciliation between the financial statements prepared in accordance with the Credit Agreement and after giving effect to the last sentence of Section 11.3 hereof and such financial statements as prepared in accordance with GAAP.”

(g)                                  Section 4.12 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting the following therefor:

“(a)                           Effective Leverage Ratio.  As the last day of each Fiscal Quarter for the Measurement Period set forth in the table below, Borrower and the Subsidiary Guarantors must have an Effective Leverage Ratio of not more than the maximum ratio set forth in the table below opposite such Measurement Period:

Ending Date	Maximum Leverage Ratio
Fiscal Quarter 4, 2013 through the last day of Fiscal Quarter 4, 2014	5.75 to 1.00

Fiscal Quarter 1, 2015 and the last day of each Fiscal Quarter thereafter	5.50 to 1.00”

(h)                                 Section 4.19 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“4.19                  Use of Proceeds.  The Borrower shall use the proceeds of (i) the Loans (other than the Third Amendment Term Loan and the Fourth Amendment Term Loan) solely as follows: (a) to pay, on the Restatement Effective Date, costs and expenses required to be paid pursuant to Section 2.1, (b) for working capital, Capital Expenditures and (c) other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement; (ii) the Third Amendment Term Loan solely as follows:  (a) to make a voluntary prepayment of all Revolving Loans outstanding under the Credit Agreement immediately prior to the Third Amendment Effective Date, (b) to pay, on the Third Amendment Effective Date, costs and expenses incurred in connection with the Third Amendment and (c) for other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement; and (iii) the Fourth Amendment Term Loan solely as follows:  (a) to make a voluntary prepayment of all Revolving Loans outstanding under the Credit Agreement immediately prior to the Fourth Amendment Effective Date, (b) to pay, on the Fourth Amendment Effective Date, costs and expenses incurred in connection with the Fourth Amendment and (c) for other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement; provided, however, in no event may proceeds of Revolving Loans be used, directly or indirectly, to make an optional prepayment of Term Loan.

(g)                                  The Credit Agreement is hereby amended by adding the following new Section 9.26 thereto in appropriate numeric order:

“9.26                  Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its payment obligations under the Guaranty and Security Agreement in respect of Swap Obligations under any Secured Rate Contract (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.26, or otherwise under the Guaranty and Security Agreement, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.26 shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Secured Rate Contract have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 9.26 constitute, and this Section 9.26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(i)                                     Section 11.1 of the Credit Agreement is hereby amended by deleting the definitions of “Aggregate Revolving Loan Commitment,” “Applicable Margin,” “Fixed Charge Coverage Ratio,” “Indebtedness,” “Other Permitted Add-backs,” “Required

Lenders,” and “Revolving Loan Conversion Date” in their entirety and substituting the following defined terms therefor:

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall, as of the Fourth Amendment Effective Date, be in the amount of $26,500,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Applicable Margin” means:

(a)                                 for the period commencing on the Fourth Amendment Effective Date through the last day of the calendar month during which financial statements for Fiscal Quarter 3, 2013 are delivered with respect to Revolving Loans and the Term Loan: (x) if a Base Rate Loan, three and one-quarter percent (3.25%) per annum and (y) if a LIBOR Rate Loan, four and one-quarter percent (4.25%) per annum; and

(b)                             thereafter, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time determined as set forth below based upon the applicable Total Leverage Ratio then in effect pursuant to the appropriate column under the table below:

Revolving Loans and Term Loan

Total Leverage Ratio	LIBOR Margin	Base Rate Margin
> 3.50	4.75%	3.75%
> 3.00 but < 3.50	4.25%	3.25%
> 2.5 but < 3.00	3.75%	2.75%
< 2.50	3.00%	2.00%

The Applicable Margin shall be adjusted from time to time upon delivery to Agent of the monthly financial statements for the last fiscal month of each Fiscal Quarter required to be delivered pursuant to Section 4.11(a) hereof accompanied by a written calculation of the Total Leverage Ratio certified on behalf of the Borrower by a Responsible Officer of the Borrower as of the end of the fiscal month for which such financial statements are delivered.  If such calculation indicates that the Applicable Margin shall increase or decrease, then on the first day of the calendar month following the date of delivery of such financial statements and written calculation, the Applicable Margin shall be adjusted in accordance therewith; provided, however, that if the Borrower shall fail to deliver any such financial statements for any such fiscal month within five (5) Business Days following the date required pursuant to Section 4.11(a), then, at Agent’s election, effective as of the first day of the calendar month following the end of the fiscal month during which such financial statements were to have been delivered pursuant to Section 4.11(a), and continuing through the first day of the calendar month following the date (if ever) when such financial statements and such written calculation are finally delivered, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above.

“Fixed Charge Coverage Ratio” means, with respect to each Measurement Period, the ratio, calculated for Borrower and the Subsidiary Guarantors on a consolidated basis for such time period, each as determined in accordance with GAAP, of: (a) the sum of (i) EBITDAR, minus (ii) without duplication, cash taxes paid and any dividends or distributions made in respect of cash taxes during such Measurement Period, and minus (iii) unfinanced Consolidated Maintenance Capital Expenditures (other than Excluded Capital Expenditures) paid in cash during such Measurement Period (it being understood that for purposes of calculating Fixed Charge Coverage Ratio, internally generated free cash will first be allocated towards Consolidated Maintenance Capital Expenditures and then towards Consolidated Growth Capital Expenditures); to (b) the sum of (i) Operating Lease Expenses, (ii) scheduled principal payments on Effective Funded Debt included in clause (a) of the definition thereof (provided however, in no event shall more than four (4) scheduled installments of the Term Loan in any Fiscal Year be included in this clause (ii)), (iii) the current portion of all Capital Leases, and (iv) interest expense (in each case excluding non-cash interest expense and amortization of non-cash financing expenses).  Notwithstanding the foregoing, for purposes of calculating Fixed Charge Coverage Ratio as of any date prior to the last day of Fiscal Quarter 4 2014:  (i) scheduled principal payments in respect of the Term Loan shall equal $1,925,000 for each measurement period; and (ii) interest expense (a) for the measurement period ending on the last day of Fiscal Quarter 4 2013, shall equal interest expense during the period from the Fourth Amendment Effective Date through the last day of Fiscal Quarter 4 2013 multiplied by 365 divided by the number of days since the Fourth Amendment Effective Date, (b) for the measurement period ending on the last day of Fiscal Quarter 1 2014, shall equal interest expense during the period from the Fourth Amendment Effective Date through the last day of Fiscal Quarter 1 2014 multiplied by 365 divided by the number of days since the Fourth Amendment Effective Date, (c) for the measurement period ending on the last day of Fiscal Quarter 2 2014, shall equal interest expense during the period from the Fourth Amendment Effective Date through the last day of Fiscal Quarter 2 2014 multiplied by 365 divided by the number of days since the Fourth Amendment Effective Date, and (d) for the measurement period ending on the last day of Fiscal Quarter 3 2014, shall equal interest expense during the period from the Fourth Amendment Effective Date through the last day of Fiscal Quarter 3 2014 multiplied by 365 divided by the number of days since the Fourth Amendment Effective Date.

“Indebtedness” means, without duplication, all of the following, whether or not matured: (a) indebtedness for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or similar instruments; (c) reimbursement and other obligations with respect to letters of credit and acceptances; (d) obligations representing the deferred purchase price of property or services (other than trade payables and related accrued expenses accrued and paid in the ordinary course of business); (e) obligations created or arising under any conditional sale or other title retention agreement; (f) obligations with respect to Capital Leases to the extent constituting indebtedness under GAAP (subject to the limitations set forth in Section 11.3); and (g) guarantees of indebtedness described in clauses (a) — (f) of this definition. Notwithstanding the foregoing, in connection with the Acquisition or any Permitted Franchising Acquisition, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments or contingent post-closing earn-outs to which the seller thereunder may become entitled unless constituting indebtedness under GAAP.

“Other Permitted Add-Backs” means the sum of (a) normal and customary pre-opening expenses associated with New Properties in an amount per Site not to exceed the lesser of (i) the actual amount of such expense or (ii) an amount which, when averaged with the pre-opening expenses for all other New Properties paid during the applicable Measurement Period, does not exceed $45,000 per Site; (b) reimbursement payments to Holdings and/or ZILLC to pay director’s travel and related expenses in connection with the meetings of the Borrower’s board of directors to the extent such payment is permitted hereunder and does not exceed for any Measurement Period the lesser of (i) the actual amount of such travel and related expenses or (ii) $65,000; (c) reasonable and customary non-recurring acquisition costs and expenses related to Permitted Franchising Acquisitions; (d) Management Fees to the extent permitted to be paid pursuant hereunder; provided, notwithstanding the amount of Management Fees actually paid or the terms upon which the Management Fees are paid, (i) the amount of the Management Fees included as an Other Permitted Add-Back shall not exceed $300,000 with respect to any Measurement Period, (ii) at the time of payment of any portion of the Management Fee, no Default or Event of Default shall have occurred and be continuing and (iii) payment of Management Fees must be expressly subordinated to all Obligations pursuant to an agreement in form satisfactory to Agent in its sole discretion; (e) the advisory fee paid to Brentwood Associates in connection with any Permitted Franchising Acquisition, not to exceed 1.5% of the purchase price of such Permitted Franchising Acquisition; (f) costs and expenses incurred in connection with the relocation of certain of Borrower’s personnel to Dallas, TX, including, but not limited to, recruiting costs incurred to hire employees for positions where a previous employee did not relocate, in an aggregate amount not to exceed $400,000 during the term of this Agreement to the extent (y) incurred on or before the last day of the Fiscal Year ending on or closest to December 31, 2014 and (z) deducted in the calculation of net income; (g) costs and expenses incurred in connection with the negotiation, execution and delivery on the Fourth Amendment Effective Date of this Agreement; and (h) costs and expenses incurred in connection with the initial public offering of capital Stock of Holdings, any Subsidiary of Holdings or any corporate parent of Holdings in an aggregate amount not to exceed $1,500,000 during the term of this Agreement to the extent deducted in the calculation of net income.

“Required Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitment then in effect plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans then outstanding and outstanding Letter of Credit Obligations; provided, however, if there are two (2) or more Lenders holding the Aggregate Revolving Loan Commitments and the Term Loan (or, if the Aggregate Revolving Loan Commitments have terminated, outstanding Revolving Loans and the Term Loan), then  “Required Lenders” shall also require at least two (2) such Lenders; provided, further, for purposes of the foregoing proviso, a Lender and its Affiliates and Approved Funds shall constitute a single Lender.

“Revolving Loan Conversion Date” means (x) December 31 of every calendar year, beginning on December 31, 2014, and (y) any other date elected by Borrower and delivered to Agent in an irrevocable written notice at least ten (10) Business Days prior thereto.

(j)                                    Section 11.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in applicable alphabetical order:

“Applicable Multiple” means, (a) for the period commencing on the Fourth Amendment Effective Date through the second to last day of Fiscal Quarter 1, 2015, 3.75; and (b) for the period commencing on the last day of Fiscal Quarter 1, 2015 and thereafter, 3.50.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Excluded Rate Contract Obligation” means, with respect to any Guarantor, any guarantee of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract.  If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a

Secured Rate Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Fourth Amendment Effective Date” means November 26, 2013.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Term Loan Commitment” means, as of the Fourth Amendment Effective Date, as to each Lender, the sum of (i) the outstanding Restatement Effective Date Term Loans and Third Amendment Effective Date Term Loans held by such Lender and (ii) such Lender’s Fourth Amendment Term Loan Commitment, in each case, as set forth opposite such Lender’s name in Schedule 1.1(a), as such amounts may be reduced or increased from time to time in accordance with this Agreement.

“Total Leverage Ratio” means the ratio, as of the last day of the relevant Measurement Period, of Funded Indebtedness to EBITDA.

(k)                                 Section 11.3 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“11.3                  Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Holdings shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrower, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”  A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified Measurement Period, regardless of when the financial statements reflecting such breach are delivered to Agent.  Notwithstanding anything contained in the Credit Agreement or any other Loan Document to the contrary, for all purposes under the Credit Agreement, including for purposes of calculating amounts under any Compliance Certificate (and for the calculation of any other amounts defined under Exhibit 4.2(b)), the parties hereto hereby acknowledge and agree that, regardless of the accounting treatment of the real property lease for any particular Site (the “Site Leases”), so long as no Credit Party or Subsidiary of a Credit Party holds fee title to such Site, the amount of all obligations of any Person under the Site Leases shall be treated as operating lease obligations regardless of the accounting treatment of such Site Leases under GAAP.”

(l)                                     Schedule 1.1(a) of the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting the revised Schedule 1.1(a) attached hereto as Exhibit A therefor.

(m)                             Schedule 1.1(b) of the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting the revised Schedule 1.1(b) attached hereto as Exhibit B therefor.

(n)                                 Exhibit 11.1(b) of the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting the revised Exhibit 11.1(b) attached hereto as Exhibit C therefor.

Section 2.                                           Conditions to Effectiveness of this Amendment.  Notwithstanding anything to the contrary set forth herein, this Amendment shall become effective upon satisfaction in a manner reasonably satisfactory to the Agent of each of the following conditions (such time, the “Effective Time”):

(a)                                 the delivery to the Agent of a counterpart of this Amendment executed by Borrower, the other Credit Parties, the Agent and the Lenders;

(b)                                 the Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent demonstrating that, based upon the financial statements for the twelve month period ended September 9, 2013 delivered to Agent and the Lenders in accordance with the Credit Agreement: (i) EBITDA of the Credit Parties and their Subsidiaries is not less than $11,100,000 (“Fourth Amendment EBITDA”) and (ii) the ratio of total Funded Indebtedness of the Credit Parties and their subsidiaries to Fourth Amendment EBITDA, calculated giving pro forma effect to the transactions consummated on the Fourth Amendment Effective Date, payment of all costs and expenses in connection therewith, and funding of the Incremental Term Loan and the prepayment of certain Loans on the Fourth Amendment Effective Date, is equal to or less than 3.50:1.00;

(c)                                  the Agent shall have received, for the ratable benefit of the Lenders a closing fee of $215,625 of which Agent, in its capacity as a Lender and for its affiliates who are Lenders, will retain $122,083.33 and Regions Bank, as a Lender, will receive $93,541.67;

(d)                                 the Borrower shall have reimbursed Agent for all costs and expenses (including all legal fees and expenses) incurred by Agent in connection with this Amendment;

(e)                                  the accuracy of the representations and warranties contained in Section 3 hereof;

(f)                                   since December 26, 2011 there shall not have occurred any Material Adverse Effect;

(g)                                  no Default or Event of Default exists or will arise as a direct result of this Amendment; and

(h)                                 delivery to Agent of the other documents and deliveries set forth on Exhibit D attached hereto (in fully-executed forms, where applicable).

Section 3.                                           Representations and Warranties.  Each Credit Party hereby represents and warrants to Agent, each Lender and each other Secured Party that before and after giving immediate effect to this Amendment and the funding of the Loans and other financial accommodations set forth herein:

(a)                                 the representations and warranties set forth in the Credit Agreement and the other Loan Documents, in each case as amended by or in connection with this Amendment, are true and correct in all material respects, except for such representations and/or warranties that expressly relate to an earlier date (in which event such representations and/or warranties are true and correct in all material respects as of such earlier date);

(b)                                 without limiting the foregoing clause (a), (i) the value of the assets of Borrower and its Subsidiaries on a consolidated basis (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Borrower; (ii) Borrower and its Subsidiaries, on a consolidated basis, are able to pay all of their liabilities as such liabilities mature in the ordinary course; and (iii) Borrower and its Subsidiaries, on a consolidated basis, do not have unreasonably small capital (provided, for purposes of this clause (b), in computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount can reasonably be expected to become an actual or matured liability);

(c)                                  each of the Borrower and the other Credit Parties has full right and authority to enter to execute, deliver and perform its obligations under this Amendment, the Credit Agreement, as amended hereby, and each of the other Loan Documents executed in connection herewith;

(d)                                 the execution, delivery and performance by the Borrower and the other Credit Parties of this Amendment, the Credit Agreement, as amended hereby, and each of the other Loan Documents executed in connection herewith have been duly authorized by all necessary action by the such Person;

(e)                                  the execution, delivery and performance by such Person of this Amendment, the Credit Agreement, as amended hereby, and each of the other Loan Documents executed in connection herewith, and the consummation of the transactions contemplated by this Amendment, the Credit Agreement, as amended hereby, and each of the other Loan Documents executed in connection herewith, in each case, do not and will not (i) contravene or constitute a default under (i) any provision of law or any judgment, injunction, order or decree binding upon the Borrower, the other Credit Parties or any Subsidiary, if any, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (x) any provision of the organizational documents (e.g., charter, articles of incorporation, by-laws, articles of association, operating agreement, partnership agreement or other similar document) of the Borrower, the other Credit Parties or any Subsidiary, (y) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower, the other Credit Parties or any Subsidiary or any of its Property, in each case, where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) result in the creation or imposition of any Lien on any Property of the Borrower, the other Credit Parties or any Subsidiary other than the Liens granted in favor of the Agent pursuant to the Collateral Documents;

(f)                                   this Amendment, the Credit Agreement, as amended hereby, and each of the other Loan Documents executed in connection herewith, each constitute, the legal, valid and binding obligation of the Borrower and the other Credit Parties, enforceable against such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

(g)                                  no Default or Event of Default exists or will arise as a direct result of this Amendment.

Section 4.                                           Reference and Effect on the Credit Documents.

(a)                                 On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” shall mean and be a reference to the Credit Agreement, as amended or otherwise modified hereby.

(b)                                 The Credit Agreement and each of the other Loan Documents, as specifically amended or otherwise modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified, confirmed and reaffirmed.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  The Credit Agreement and the other Loan Documents are in full force and effect and are hereby in all respects ratified and confirmed.

(d)                                 Except as expressly set forth herein, nothing contained in this Amendment and no action by, or inaction on the part of, any Lender or the Agent shall, or shall be deemed to, directly or indirectly constitute a consent to or waiver of any past, present or future violation of any provisions of the Credit Agreement or any other Loan Document.

(e)                                  This Amendment is a Loan Document.

Section 5.                                           Governing Law and Jurisdiction.

(a)                                 Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b)                                 Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower and each other Credit Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

Section 6.                                           Miscellaneous.

(a)                                 No Waiver, Etc.  Except as otherwise expressly set forth herein, nothing in this Amendment is intended or shall be deemed or construed to extend to or affect in any way any of the Obligations or any of the rights and remedies of the Agent or any Lender arising under the Credit Agreement, any of the other Loan Documents or applicable law. The failure of the Agent or any Lender at any time or times hereafter to require strict performance by any Credit Party or any other Person obligated under any Loan Document of any of the respective provisions, warranties, terms and conditions contained herein or therein shall not waive, affect or diminish any right of such Person at any time or times thereafter to demand strict performance thereof; and no rights of the Agent or any Lender hereunder shall be deemed to have been waived by any act or knowledge of such Person, or any of its agents, attorneys, officers or employees, unless such waiver is contained in an instrument in writing signed by an authorized officer of such Person and specifying such waiver.  Except as otherwise expressly set forth herein, no waiver by the Agent or any Lender of any of its rights or remedies shall operate as a waiver of any other of its rights or remedies or any of its rights or remedies on a future occasion at any time and from time to time.  All terms and provisions of the Credit Agreement and each of the other Loan Documents remain in full force and effect, except to the extent expressly modified by this Amendment.

(b)                                 Execution in Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Any party hereto may execute and deliver a counterpart of this Amendment by delivering by facsimile transmission or electronic mail in portable document format a signature page of this Amendment signed by such party, and such signature shall be treated in all respects as having the same effect as an original signature.

(c)                                  Severability.  The invalidity, illegality or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction.

(d)                                 No Third Party Beneficiaries.  This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.  No Person other than the parties hereto, their respective successors and assigns and any other Lender shall have rights hereunder or be entitled to rely on this Amendment, and all third-party beneficiary rights are hereby expressly disclaimed.

(e)                                  Section Titles.  The section and subsection titles contained in this Amendment are included for convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the Agent and the Lenders, on the one hand, and the Borrower and the other Credit Parties on the other hand.  Any reference in this Amendment to any “Section” refers, unless the context otherwise indicates, to a section of this Amendment.

Section 7.                                           Reaffirmation. Each of the Credit Parties as borrower, guarantor, debtor, grantor, pledgor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), including without limitation, the requirement in Section 4.11(b) of the Credit Agreement to deliver audited financial statements for the fiscal year dated December 31, 2012 in accordance with that certain letter agreement dated as of November 20, 2013 among Borrower and Agent and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for the Obligations or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.

Section 8.                                           Continued Effectiveness; No Novation.  Anything contained herein to the contrary notwithstanding, neither this Amendment nor any of the Loan Documents executed in connection herewith is intended to or shall serve to effect a novation of the Obligations under the Credit Agreement and the other Loan Documents.  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the Credit Agreement, as amended hereby, the notes, if any, provided for therein and secured by the Collateral.  Borrower and each other Credit Party acknowledges and confirms that it has no defense, set off, claim or counterclaim against the Agent and the Lenders with regard to the indebtedness, liabilities and obligations created under the Credit Agreement and the liens and security interests granted pursuant to the Loan Documents secure the indebtedness, liabilities and obligations of the Borrower and the other Credit Parties to the Agent, the Lenders and other Secured Parties under the Credit Agreement, as amended hereby, and the other Loan Documents and that the term “Obligations” as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of the Borrower and/or the other Credit Parties to the Agent, the Lenders and the other Secured Parties) includes, without limitation, the indebtedness, liabilities and obligations of the Borrower and the other Credit Parties under the Credit Agreement and the other Loan Documents, in each case, as amended by, or executed and/or delivered in connection with, this Amendment, as the each of the foregoing further may be amended, modified, supplemented and/or restated from time to time.  The Loan Documents (other than the Credit Agreement, which is amended in its entirety pursuant hereto) and all agreements, instruments and documents executed and/or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Amendment.

Section 9.                                           Release of Claims.   In consideration of the Lenders’ and the Agent’s agreements contained in this Amendment, each Credit Party hereby irrevocably releases and forever discharge the Lenders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Party ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

BORROWER:

ZOE’S KITCHEN USA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

CREDIT PARTIES:

ZOE’S KITCHEN, INC., a Delaware corporation

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

SOHO FRANCHISING, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S ARIZONA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S COLORADO, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

ZOE’S FLORIDA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S KITCHEN HOLDING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S LOUISIANA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S MARYLAND, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S RESTAURANTS NASHVILLE, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

ZOE’S NORTH CAROLINA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S OKLAHOMA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOË’S RESTAURANTS, L.L.C, an Alabama limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S SOUTH CAROLINA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S TEXAS, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

ZK TEXAS BEVERAGES, LLC, a Texas limited liability company

By:	/s/ Kevin Miles
Name:	Kevin Miles
Title:	Manager

ZK TEXAS HOLDINGS, LLC, a Texas limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Manager

ZK TEXAS MANAGEMENT, LLC, a Texas limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Manager

ZOE’S VIRGINIA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S ANNAPOLIS, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

ZOE’S NEW JERSEY, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

ZOE’S PENNSYLVANIA, LLC, a Delaware limited liability company

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer

Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as a Lender

By:	/s/ Daniel Nunes
Name:	Daniel Nunes
Its:	Duly Authorized Signatory

GE CAPITAL BANK, a Utah industrial loan corporation, formerly known as GE Capital Financial Inc., as a Lender

By:	/s/ Daniel Nunes
Name:	Daniel Nunes
Its:	Duly Authorized Signatory

REGIONS BANK, as a Lender

By:	/s/ Jake Nash
Name:	Jake Nash
Its:	Managing Director

Fourth Amendment to Credit Agreement